NIKE, INC.

                         DEFERRED COMPENSATION PLAN

             (Amended and Restated Effective January 1, 2003)




                          Incorporates Provisions of:

                                 2000 Restatement
                                 Amendment 2000-1
                                 Amendment 2001-1










                                   Prepared by:

                            Lane Powell Spears Lubersky
                         601 S.W. Second Avenue, Suite 2100
                                Portland, Oregon 97204
                                      (503) 778-2100


                               TABLE OF CONTENTS

                                                                   Page

ARTICLE I     TITLE AND DEFINITIONS                                   2
        1.1   Title                                                   2
        1.2   Definitions                                             2
ARTICLE II    PARTICIPATION                                           6
        2.1   Participation                                           6
ARTICLE III   DEFERRAL ELECTIONS                                      7
        3.1   Elections to Defer Compensation                         7
        3.2   Company Contributions                                   8
        3.3   Investment Elections                                    9
        3.4   Deferral of Term Incentive Payments                    10
ARTICLE IV    ACCOUNTS                                               11
        4.1   Participant Accounts                                   11
ARTICLE V     VESTING                                                12
        5.1   Account                                                12
ARTICLE VI    GENERAL DUTIES                                         13
        6.1   Trustee Duties                                         13
        6.2   Company Contributions                                  13
        6.3   Department of Labor Determination                      13
ARTICLE VII   DISTRIBUTIONS                                          13
        7.1   Distribution of Deferred Compensation - Termination
              of Service                                             13
        7.2   Scheduled and Unscheduled Withdrawals                  14
        7.3   Unforeseeable Emergency                                16
        7.4   Change of Control                                      17
        7.5   Section 162(m) Limitation                              17
        7.6   Inability To Locate Participant                        17
ARTICLE VIII  ADMINISTRATION                                         18
        8.1   Retirement Committee                                   18
        8.2   Retirement Committee Action                            18
        8.3   Powers and Duties of the Retirement Committee          18
        8.4   Construction and Interpretation                        19
        8.5   Information                                            19
        8.6   Compensation, Expenses and Indemnity                   19
        8.7   Quarterly Statements                                   20
ARTICLE IX    CLAIMS PROCEDURE                                       20
        9.1   Submission of Claim.                                   20
        9.2   Denial of Claim.                                       20
        9.3   Review of Denied Claim.                                20
        9.4   Decision  Review of Denied Claim.                      21
ARTICLE X     MISCELLANEOUS                                          21
        10.1  Unsecured General Creditor                             21
        10.2  Restriction Against Assignment                         21
        10.3  Withholding                                            21
        10.4  Amendment, Modification, Suspension or Termination     22
        10.5  Governing Law                                          22
        10.6  Receipt or Release                                     22
        10.7  Payments on Behalf of Persons Under Incapacity         22
        10.8  No Employment Rights                                   22
        10.9  Headings, etc.  Not Part of Agreement.                 23
        10.10 Tax Liabilities from Plan.                             23
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RECITALS

     (a)     NIKE, Inc. (the "Company") adopted the Supplemental Executive
Savings Plan effective February 1, 1994 (the "SESP"). The SESP was adopted to provide an opportunity for eligible employees to set aside additional amounts for retirement on a tax deferred basis and to provide a limited make-up of profit sharing contributions lost as a result of the limit on compensation under Section 401(a)(17) of the Internal Revenue Code of 1986 (the "Code") under the Company's 401(k) Savings and Profit Sharing Plan for employees of NIKE, Inc. (the "Profit Sharing Plan"). The SESP is a nonqualified deferred compensation plan for the benefit of a select group of management or highly-compensated employees of the Company.

     (b)     The Company adopted the Supplemental Executive Profit Sharing
Plan effective as of June 1, 1995 (the "SEPSP") to expand the make-up of profit sharing contributions lost under the Profit Sharing Plan and to separate the restoration provisions from the elective deferral provisions of the SESP.

     (c) Effective as of January 1, 1998, the Company combined the SEPSP and the SESP and made certain other changes. The resulting plan was renamed the NIKE, Inc. Deferred Compensation Plan (the "Plan"). The Company amended and restated the Plan, effective as of January 1, 2000.

     (d) Effective January 1, 2003, the Company wishes again to amend and restate the Plan to reflect a change in trustee, the addition of an opportunity for Participants to defer payments under the Long Term Incentive
Plan of NIKE, Inc., and other administrative changes in the Plan.

     (e) Under the Plan, the Company is obligated to pay vested accrued benefits to Plan Participants and their Beneficiary or Beneficiaries from the Company's general assets.

     (f) In connection with the Plan, the Company has established an irrevocable trust (the "Trust"). The Company intends to make contributions to the Trust so that such contributions will be held by the Trustee and invested, reinvested and distributed, all in accordance with the provisions of this Plan and the Trust Agreement.

     (g) The Company intends that amounts contributed to the Trust and the earnings thereon shall be used by the Trustee to satisfy the liabilities of the Company under the Plan in accordance with the procedures set forth herein.

     (h) The Company intends that the Trust be a "grantor trust" with the principal and income of the Trust treated as assets and income of the Company for federal and state income tax purposes.

     (i) The Company intends that the assets of the Trust shall at all times be subject to the claims of the general creditors of the Company as provided in the Trust Agreement.

     (j) The Company intends that the existence of the Trust shall not alter the characterization of the Plan as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to Plan Participants prior to actual payment of the vested accrued benefits thereunder.

     NOW THEREFORE, the Company does hereby adopt this amended and restated
Plan as follows:

ARTICLE I

TITLE AND DEFINITIONS

       1.1     Title
               _____

               This Plan shall be known as the NIKE, Inc. Deferred
Compensation Plan.

       1.2     Definitions
               ___________

                Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

               (a) "Account" means for each Participant the bookkeeping account maintained by the Retirement Committee that is credited with amounts equal to (1) the portion of the Participant's Salary that he or she elects to defer, (2) the portion of the Participant's Bonus that he or she elects to defer, (3) the portion of the Participant's Commissions that he or she elects to defer, (4) the portion of the Participant's Fees that he or she elects to defer, (5) the portion of the Participant's Long Term Incentive Payment that he or she elects to defer, (6) Company contributions, if any, made to the Plan for the Participant's benefit, and (7) adjustments to reflect deemed earnings pursuant to Section 4.1(e).

               (b) "Actuarial Equivalent" means the actuarial present value determined by the actuary appointed by the Company, in accordance with generally accepted actuarial principles, with a discount for mortality using the 1983 Group Annuity Mortality Table and a discount for interest at the 30-year Treasury rate for July 1999 (5.98%).

               (c) "Beneficiary" or "Beneficiaries" means the beneficiary last designated in writing by a Participant in accordance with procedures established by the Retirement Committee to receive the benefits specified hereunder in the event of the Participant's death. No Beneficiary designation shall become effective until it is filed with the Retirement Committee during the Participant's lifetime.

               (d) "Board of Directors" or "Board" means the Board of Directors of the Company.

               (e)     "Bonus" means any cash-based incentive compensation
(other than Commissions and Long Term Incentive Payments) that is payable to a Participant in addition to the Participant's Salary.

               (f)     "Change of Control" means any of the following:

       (1) The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-
3 promulgated under the Act) of forty percent or more of either the outstanding shares of Class A and Class B common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally;

       (2) The approval by the stockholders of the Company of a reorganization, merger, or consolidation with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then-outstanding securities;

       (3)     A liquidation or dissolution of the Company; or

       (4)     A sale of all or substantially all of the Company's assets.

               (g) "Code" means the Internal Revenue Code of 1986, as amended.

               (h) "Commissions" mean any cash-based commission compensation payable to a Participant.

               (i) "Company" means NIKE, Inc., any successor corporation and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest, as determined by the Company.

               (j)     "Company Stock" means NIKE, Inc. Class B common stock.

               (k)     "Compensation" means the Bonus, Commissions, Fees, and
Salary that the Participant earns for services rendered to the Company. For purposes of Sections 6.2 and 7.2 only, "Compensation" also includes Long Term
Incentive Payments.

               (l) "Consultant" means any person, including an advisor but excluding Directors, engaged by the Company to render services to the Company and designated by the Retirement Committee as eligible to participate in the Plan.

               (m)     "Director" means a non-Employee member of the Board.

               (n) "Director's 1999 Transition Retirement Benefit" means the Actuarial Equivalent of the Director's Retirement Annuity as determined on September 1, 1999, divided by the fair market value of Company stock on September 1, 1999, and stated in units representing shares of Company Stock.

               (o) "Director's Retirement Annuity" means the projected annual retirement benefit payable to a Retired Director in the amount of eighteen thousand dollars ($18,000), reduced proportionately for each year of service completed as a Director less than ten (but with no benefit if five or fewer years of service).

               (p) "Disability" means a Participant's long-term disability as defined in the Company's long-term disability plan for employees.

               (q) "Distributable Amount" means the amount credited to a Participant's Account.

               (r) "Distribution Event" means, with respect to each Participant, the Participant's termination of Service for any reason, including Retirement, death or Disability, or, if specified by the Participant, a specific date. A Participant's Distribution Event election shall be made in writing at such time, on such form and subject to such terms and conditions as the Retirement Committee may specify.

               (s) "Eligible Employee" means any Employee who is designated in writing as eligible to participate in the Plan by the Retirement
Committee from among a select group of management or highly-compensated
Employees of the Company.

               (t) "Employee" means a common law employee of the Company performing services regularly in the United States or, if not performing services regularly in the United States, a common law employee of the Company who is on U.S. payroll and participating in a Company-sponsored Global
Transfer Program.

               (u) "Fees" means, (i) in the case of non-employee members of the Board, annual cash fees paid by the Company, including retainer fees, Retirement Committee fees and meeting fees, paid by the Company as compensation for serving on the Board, and (ii) in the case of any other non-employee service provider, the cash fees paid to such individual for services rendered to the Company.

               (v) "Fund" or "Funds" means one or more of the investment funds selected by the Retirement Committee pursuant to Section 3.3.

               (w) "Initial Election Period" means the 30-day period following the Eligible Employee's date of hire (or appointment to the Board or commencement of services as a Consultant, as applicable) or, if later, upon first becoming an Eligible Employee, Director or Consultant.

               (x) "Investment Return" means, for each Fund, an amount equal to the pre-tax rate of gain or loss on the assets of such Fund (net of applicable fund and investment charges) from one Valuation Date to the immediately following Valuation Date.

               (y) "Long Term Incentive Payment" means the amount payable to a Participant under the Long Term Incentive Plan, and also includes the amount payable to a Participant under the NIKE, Inc. 1990 Stock Incentive Plan pursuant to an award with terms similar to awards made under the Long Term
Incentive Plan.

               (z)     "Long Term Incentive Plan" means the Long Term
Incentive Plan of NIKE, Inc., as amended from time to time.

               (aa)     "Participant" means any Consultant, Director or
Eligible Employee who elects to defer Compensation in accordance with Section
3.1.

               (bb) "Payment Commencement Date" means (i) in the case of distributions which are paid in the form of a cash lump sum payment under Sections 7.1(a) and 7.1(b), as soon as administratively practicable after the end of the calendar quarter during which the Participant terminates Service;
(ii) in the case of distributions which are paid in the form of quarterly installments under Section 7.1(a), on or before the January 31 following the Plan Year during which the Participant terminates Service; and (iii) in the case of distributions on account of Plan termination, distributions otherwise payable under (i) or (ii) may be subject to earlier distribution at the discretion of the Committee.

               (cc) "Plan" means the NIKE, Inc. Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

               (dd)     "Plan Year" means the calendar year.

               (ee)     "Predecessor Plans" means the NIKE, Inc. Supplemental
Executive Savings Plan and the NIKE, Inc. Supplemental Executive Profit
Sharing Plan.

               (ff)     "Profit Sharing Plan" means the 401(k) Savings and
Profit Sharing Plan for Employees of NIKE, Inc.

               (gg) "Retirement" means the Participant's termination of employment if at the time thereof the Participant has completed at least five
Years of Service with the Company. "Years of Service" are measured based on years of vesting service under the Profit Sharing Plan.

               (hh) "Retired Director" or "Director's Retirement" means the cessation of a Director's services on the Board on or after age 65 with ten (10) years of service, but no later than age 72 if the Director commenced service as a Director after the Company's 1993 fiscal year.

               (ii) "Retirement Committee" means the Retirement Committee appointed by the Board to administer the Plan in accordance with Article VIII.
Unless specified otherwise by the Board, the "Retirement Committee" shall mean the Retirement Committee established under the Profit Sharing Plan.

               (jj)     "Salary" means the Employee's base salary for the Plan
Year. Salary excludes any other form of compensation such as restricted stock, proceeds from stock options or stock appreciation rights, severance payments, moving expenses, car or other special allowance, adjustments for overseas employment other than the 12.5% transfer premium, or any other amounts included in an Eligible Employee's taxable income that is not compensation for services. Deferral elections shall be computed before taking into account any reduction in taxable income by salary reduction under Code
Sections 125 or 401(k), or under this Plan.

               (kk) "Service" means performance of services for the Company as an Employee, Director or Consultant.

               (ll) "Valuation Date" means each date on which Accounts are valued. The Retirement Committee shall establish the Valuation Dates under the Plan. For purposes of calculating lump sum payments, the Valuation Date means the last day of the calendar quarter preceding the Payment Commencement
Date. For purposes of calculating quarterly installment payments, the Valuation Date means the December 31 immediately preceding the year in which the installments are paid.

ARTICLE II

PARTICIPATION

2.1     Participation
        _____________

       An Eligible Employee, Director or Consultant shall become a Participant in the Plan by electing to defer a portion of his or her Compensation in accordance with Section 3.1.

ARTICLE III

DEFERRAL ELECTIONS

3.1     Elections to Defer Compensation
        _______________________________

               (a)     Initial Election Period.  Each Eligible Employee,
Director or Consultant may elect to defer Compensation by filing an election with the Retirement Committee that conforms to the requirements of this
Section 3.1, on a form provided by the Retirement Committee, no later than the last day of his or her Initial Election Period. Until modified, Deferral
Elections filed with respect to the 1998 Plan Year shall supersede any and all prior deferral elections made in connection with the Predecessor Plans.

               (b)     General Rule.  The amount of Compensation that an
Eligible Employee, Director or Consultant may elect to defer is as follows:

(1)     Any whole percentage of Salary up to 100%;

(2)     Any whole percentage of Bonus up to 100%;

(3)     Any whole percentage of Commissions up to 100%;

(4)     Any whole percentage of Fees up to 100%;

provided, however, that no election under this Section 3.1 or Section 3.4 shall be effective to reduce the Compensation and Long Term Incentive Payments paid to an Eligible Employee to an amount that is less than the amount necessary to pay applicable employment taxes (e.g., FICA, hospital insurance) payable with respect to amounts deferred hereunder, amounts necessary to satisfy any other benefit plan withholding obligations, any resulting income taxes payable with respect to Compensation that cannot be so deferred, and any amounts necessary to satisfy any wage garnishment or similar type obligations.

               (c) Minimum Deferrals. For each full Plan Year during which the Eligible Employee is a Participant, the minimum dollar amount that may be deferred under this Section 3.1 is $5,000 ($1,000 in the case of Directors and Consultants).

               (d)     Effect of Initial Election.  An election to defer
Salary, Commissions or Fees made during an Initial Election Period shall be effective as to Salary, Commissions, and Fees earned beginning with the first pay period beginning after the Initial Election Period. Employees who first became Eligible Employees during a Plan Year may make an election to defer
Bonuses payable in subsequent Plan Years by making deferral elections in accordance with subsections 3.1(e) and (f).

               (e) Duration of Deferral Election. A Compensation deferral election made under paragraph (a) or paragraph (f) of this Section 3.1 shall remain in effect, notwithstanding any change in the Participant's Compensation until modified or terminated as provided herein. A Participant may irrevocably elect at any time to reduce the percentage to be deferred from Salary, Commissions, and Fees earned in the remainder of the Plan Year to zero.
Subject to the minimum deferral requirement of subsection (c) of this Section, the percentage of Salary, Bonus, Commissions and Fees designated by the Participant for deferral may be modified by filing a new election, in accordance with the terms of this Section, with the Committee not later than December 15 (or such earlier date as the Committee may establish) of the year immediately preceding the beginning of the Plan Year for which the election shall be in effect. A Participant's deferral election shall terminate with respect to future Compensation upon the Participant's ceasing to be an Eligible Employee, Director or Consultant.

               (f)     Elections Other Than Elections During the Initial
Election Period. Any Eligible Employee, Director or Consultant who fails to elect to defer Compensation during his or her Initial Election Period may subsequently become a Participant by filing an election, on a form provided by the Retirement Committee, to defer Compensation as described in paragraph (b) above. An election to defer Compensation must be filed no later than December
15 (or such earlier date as the Retirement Committee may establish) and will be effective for Salary, Commissions and Fees earned beginning with the first pay period beginning on and after the beginning of the next succeeding Plan
Year and for any Bonus payable in the next succeeding Plan Year.

               (g) Director's 1999 Transition Election. Any Director as of September 1, 1999, shall have made an election on or before September 24, 1999, to either remain eligible for the Director's Retirement Annuity or to convert such annuity to the Director's 1999 Transition Retirement Benefit, in either case such benefit not payable until the Director's Retirement. In the event an electing Director converted the Director's Retirement Annuity, such election shall be irrevocable and paid as provided herein.

3.2     Company Contributions
        _____________________

               (a) Eligibility. An Eligible Employee who qualifies for a contribution for a Plan Year under the Profit Sharing Plan shall be eligible for a Company contribution under this Plan for such Plan Year if he or she either (i) makes a Deferral Election under 3.1 for the Plan Year, or (ii) receives compensation under the Profit Sharing Plan exceeding the Code Section
401(a)(17) limit of $200,000 (as indexed) for its Plan Year, or both.

               (b) Company Contribution. An Eligible Employee who is eligible under subsection 3.2(a) shall be credited with a "Restoration Amount" for each Plan Year. "Restoration Amount" means the amount by which the Eligible Employee's allocated share of the "Profit Sharing Contribution" (as defined in the Profit Sharing Plan) for the corresponding Plan Year under the Profit Sharing Plan would be higher if calculated on the basis of Compensation as defined in this Plan (i) determined before any reduction for deferral of Compensation under this Plan; and (ii) without regard to the Code Section
401(a)(17) limit.

               (c)     Discretionary Company Contributions.  In addition to
Company contributions in accordance with Section 3.2(b), the Company may, in its sole discretion, make discretionary contributions to the Accounts of one or more Participants at such times and in such amounts as the Board or the Retirement Committee may determine.

               (d)     Director's Retirement Contribution. In addition to any
Company contributions made in accordance with Sections 3.2 (a)-(c), the Company shall credit to the Accounts of any electing Director the number of shares of Company Stock equivalent to the electing Director's 1999 Transition
Retirement Benefit. The Company may contribute such shares corresponding to the total of all the electing Director's benefits, at such time and in such amount as the Board or the Committee may determine, provided that any shares so contributed shall remain in the name of the Company (or any trust established by the Company for this purpose), and shall be its sole property in which no electing Director shall have any separable interest.

3.3     Investment Elections
        ____________________

     (a)Hypothetical Investment Funds. The Retirement Committee may, in its discretion, provide each Participant with a list of investment Funds available for hypothetical investment, and the Participant may designate, in a manner specified by the Retirement Committee, one or more Funds that his or her Account will be deemed to be invested in for purposes of determining the amount of earnings to be credited to that Account. The Retirement Committee may, from time to time, in its sole discretion select a commercially available fund to constitute the Fund actually selected. The Investment Return of each such commercially available fund shall be used to determine the amount of earnings to be credited to Participants' Accounts under Section 4.1(e).

               (1)    Deemed Investment Elections.     In making the
designation pursuant to this Section 3.3, the Participant may specify that all or any 1% multiple of his or her Account be deemed to be invested in one or more of the Funds offered by the Retirement Committee.  Subject to such limitations and conditions as the Retirement Committee may specify, a
Participant may change the designation made under this Section 3.3 in such manner and at such time or times as the Retirement Committee shall specify.
If a Participant fails to elect a Fund under this Section 3.3, or if the
Retirement Committee shall not provide Participants with a list of Funds pursuant to this Section 3.3, the Participant shall be deemed to have elected a money market fund.

               (2) No Company Obligation. The Company may, but need not, acquire investments corresponding to those designated by the Participants hereunder, and it is not under any obligation to maintain any investment it may make. Any such investments, if made, shall be in the name of the Company, and shall be its sole property in which no Participant shall have any interest.

       (b)     Director's Plan Investments. A 1999 Director's Transition
Retirement Plan Subaccount shall be maintained on behalf of each Director participating in the Plan. The entirety of an electing Director's 1999
Transition Retirement Benefit shall be maintained in the 1999 Transition
Retirement Plan Subaccount, reflecting the number of shares of Company Stock in which the electing Director is vested and entitled to under the Plan as his or her 1999 Transition Retirement Benefit. The subaccount balance shall be expressed in units (denominated in shares of Company Stock). The number of units reflected in an electing Director's 1999 Transition Retirement Benefit subaccount shall be appropriately adjusted periodically to reflect any dividend, split, split-up or any combination or exchange, however, accomplished, with respect to the shares of Company Stock represented by such units.

3.4     Deferral of Long Term Incentive Payments.
        _________________________________________

       (a) Deferral Permitted. A Participant who is eligible for a potential Long Term Incentive Payment may elect to defer receipt of the Long
Term Incentive Payment under the provisions of this Section 3.4. The deferral election shall be expressed as a percentage of the potential Long Term
Incentive Payment, in a whole percentage between zero and 100.

       (b) Timing of Deferral-General Rule. Long Term Incentive Payments generally are made in August of each year, based on actual financial performance compared against targets established by the Company for the Company's three preceding fiscal years. In order to defer anticipated Long
Term Incentive Payments under this Plan, a Participant must make a deferral election no later than the December 15 (or such earlier date as the Committee may establish) of the second calendar year preceding the calendar year in which the Long Term Incentive Payment (if any) is payable. For example, for the Long Term Incentive Payment that is anticipated to be paid in August 2004, the deferral election would have to be made no later than December 15, 2002.

       (c)     Timing of Deferral-Special Rule for First Plan Year.  For Long
Term Incentive Payments that are anticipated to be made in August 2003, the deferral election must be made no later than September 13, 2002.

       (d)     Form of Deferral.  In order to defer Long Term Incentive
Payments into this Plan, the Participant must irrevocably agree under the Long
Term Incentive Plan to receive the Long Term Incentive Payment in the form of cash and not as Company stock.

       (e)     Duration of Deferral Election.  A deferral election under this
Section 3.4 shall remain in effect from year to year until modified or terminated as provided herein. The percentage of Long Term Incentive Payments designated by the Participant for deferral may be modified by filing a new election, in accordance with the terms of this Section 3.4, with the Committee not later than December 15 (or such earlier date as the Committee may establish) of the second calendar year preceding the beginning of the Plan
Year for which the election shall be in effect.

       (f) Irrevocable Election. A Participant's election to defer receipt of a Long Term Incentive Payment under this Plan is irrevocable with respect to the Long Term Incentive Payment to which the deferral election relates.

       (g) Administration. Long Term Incentive Payments deferred under this section shall be accounted for as part of the Participant's Account and subject to the investment, distribution, and other provisions applicable to such Accounts.

ARTICLE IV

ACCOUNTS

4.1     Participant Accounts
        ____________________

                The Retirement Committee shall establish and maintain an Account for each Participant under the Plan. Each Participant's Account may be further divided into separate subaccounts ("investment fund subaccounts"), corresponding to investment Funds elected by the Participant pursuant to
Section 3.3 or as otherwise determined by the Retirement Committee to be necessary or appropriate for proper Plan administration. A Participant's
Account shall be credited as follows:

              (a) Salary, Commissions and Fees Deferrals. As soon as practicable following the end of each applicable pay period, the Retirement
Committee shall credit the investment fund subaccounts of the Participant's
Account with an amount equal to Salary, Commissions or Fees deferred by the Participant during each pay period in accordance with the Participant's election; that is, the portion of the Participant's deferred Salary, Commissions or Fees that the Participant has elected to be deemed to be invested in a certain type of investment Fund shall be credited to the investment fund subaccount corresponding to that investment Fund.

               (b) Bonus Deferrals. As soon as practicable after each Bonus or partial Bonus would have been paid, the Retirement Committee shall credit the investment fund subaccounts of the Participant's Account with an amount equal to the portion of the Bonus deferred by the Participant's election; that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a certain type of investment Fund shall be credited to the investment fund subaccount corresponding to that investment Fund.

               (c) Company Contribution. As soon as practicable after the last day of the Plan Year or such earlier time or times as the Retirement
Committee may determine, the Retirement Committee shall credit the investment fund subaccounts of the Participant's Account with an amount equal to the portion, if any, of any Company contribution made to or for the Participant's benefit in accordance with Section 3.2; that is, the portion of the Participant's Company contribution, if any, that the Participant has elected to be deemed to be invested in a certain type of investment Fund shall be credited to the investment fund subaccount corresponding to that investment
Fund.

               (d) Long Term Incentive Payments. As soon as practicable after Long Term Incentive Payments are declared and payable, the Committee shall credit the investment fund subaccounts of the Participant's Account with an amount equal to the portion of the Long Term Incentive Payment deferred by the Participant's election under Section 3.4.

               (e) Investment Returns. On each Valuation Date, each investment fund subaccount of a Participant's Account shall be adjusted for deemed Investment Returns in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding Valuation Date by the Investment Return for the corresponding
Fund selected by the Company.

ARTICLE V

VESTING

5.1     Account
        _______

               (a) Compensation Deferrals. A Participant's Account attributable to Compensation deferred by a Participant pursuant to the terms of this Plan, together with any amounts credited to the Participant's Account under Section 4.1(e) with respect to such deferrals, shall be 100% vested at all times.

               (b) Company Contributions. Unless specified otherwise by the Board or the Retirement Committee, the value of a Participant's Account attributable to any Company contributions pursuant to Section 3.2, together with any amounts credited to the Participant's Account under Section 4.1(e) with respect to such amounts, shall be vested in the same proportion as the Participant's account in the Profit Sharing Plan.

               (c)     Director's 1999 Transition Retirement Plan Investments.
An electing Director's 1999 Transition Retirement Benefit, together with any earnings thereon, shall be 100 percent vested at all times.

               (d)     Long Term Incentive Payments.  The portion of a
Participant's Account attributable to Long Term Incentive Payments deferred by the Participant pursuant to Section 3.4, together with any investment returns credited to the Participant's Account under Section 4.1(e) with respect to such amounts, shall be 100 percent vested at all times.

ARTICLE VI

GENERAL DUTIES

6.1     Trustee Duties
        ______________

       The Trustee shall manage, invest and reinvest the Trust Fund as provided in the Trust Agreement. The Trustee shall collect the income on the Trust Fund, and make distributions therefrom, all as provided in this Plan and in the Trust Agreement.

6.2     Company Contributions
        _____________________

       While the Plan remains in effect, the Company shall make contributions to the Trust Fund at least once each quarter. As soon as practicable after the close of each Plan quarter, the Company shall make an additional contribution to the Trust Fund to the extent that previous contributions to the Trust Fund for the current Plan quarter are less than the total of the Compensation deferrals made by each Participant plus Company contributions, if any, accrued as of the close of the current Plan quarter. The Trustee shall not be liable for any failure by the Company to provide contributions sufficient to pay all accrued benefits under the Plan in accordance with the terms of this Plan.

6.3     Department of Labor Determination
        _________________________________

       In the event that any Participants are found to be ineligible, that is, not members of a select group of management or highly compensated employees, according to a determination made by the Department of Labor, the Retirement
Committee shall take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of all Participants.

ARTICLE VII

DISTRIBUTIONS

7.1     Distribution of Deferred Compensation - Termination of Service.
        ______________________________________________________________

(a)     Retirement; Disability; Death.
        _____________________________

               (1) Form of Payment. In the event a Participant's Service terminates as a result of Retirement, long-term disability (as defined in the Company's long-term disability plan for employees) or death, and provided further that such Participant does not return to Service prior to the Payment
Commencement Date, the Participant's Distributable Amount shall be paid to the Participant (and after his or her death to his or her Beneficiary) in substantially equal quarterly installments over 15 years beginning on his or her Payment Commencement Date. If the Participant's Distributable Amount is paid in installments, the Participant's Account value shall continue to be adjusted for investment returns pursuant to Section 4.1(e) of the Plan and the installment amount shall be adjusted as of each December 31 for installments payable in the following year to reflect gains and losses until all amounts credited to the Participant's Account under the Plan have been distributed.
Notwithstanding the foregoing, a Participant may, in lieu of quarterly installments over 15 years, elect a cash lump sum payment or quarterly installments over five or 10 years by filing an election with the Retirement
Committee within 30 days of the date he or she first becomes a Participant.

              (2) Change in Form. A Participant may change his or her form of distribution under this subsection 7.1(a) provided that his or her change is filed with the Retirement Committee at least one year prior to his or her Payment Commencement Date; otherwise, the most recent distribution election made by the Participant one (1) or more years prior to the Payment
Commencement Date shall govern.

               (3) Small Benefit Amounts. Notwithstanding the foregoing, if the Participant's Distributable Amount is $25,000 or less, the Distributable Amount shall automatically be distributed in the form of a cash lump sum on the Participant's Payment Commencement Date.

               (4) Section 162(m). Amounts payable pursuant to this subsection 7.1(a) shall be subject to the limitation on payout under Section
7.5.

               (b) Other Termination. In the case of a Participant whose Service with the Company terminates for any reason other then Retirement, long-term disability, or death, the Participant's Distributable Amount shall be paid to the Participant in the form of a cash lump sum on the Participant's
Payment Commencement Date, provided that no such distribution shall occur in the event the Participant returns to Service prior to the Payment Commencement
Date.

               (c) Death While Receiving Benefits. If the Participant is in pay status at the time of death, the Beneficiary shall be paid the remaining quarterly installments as they come due.

7.2     Scheduled and Unscheduled Withdrawals
        _____________________________________

               (a) Scheduled Withdrawals. A Participant may, in connection with his or her Compensation deferral election for a Plan Year, specify a withdrawal (a "Scheduled Withdrawal") of all of his or her Account attributable to Compensation deferred for such Plan Year, subject to the following restrictions:

               (1) Three Year Rule. A Participant's Scheduled Withdrawal election must specify a Scheduled Withdrawal date that is at least three years from the date the election is received by the Company.

               (2) Procedure. The election to take a Scheduled Withdrawal shall be made by filing a form provided by and filed with the Retirement
Committee.

               (3) Amount Distributable. The amount payable to a Participant in connection with a Scheduled Withdrawal shall in all cases be 100 percent of the Compensation deferred for the Plan Year to which the Scheduled Withdrawal election applies, together with any earnings credited to such deferrals pursuant to Section 4.1(e), determined as of the Valuation Date immediately preceding the Payment Commencement Date, provided that:

               (A)     at the time of making a deferral election under Article
III, a Participant may make a different Scheduled Withdrawal election for Long
Term Incentive Payments than for other forms of Compensation deferred for the Plan Year; and

               (B) no portion of the Account attributable to Company contributions described in Section 3.2, if any, shall be eligible for Scheduled Withdrawal.

               (4) Postponement. A Participant may, at least one year prior to a Scheduled Withdrawal date, revoke his or her Scheduled Withdrawal election in favor of a later Scheduled Withdrawal date that is at least one year later, provided that a Participant may not postpone a Scheduled
Withdrawal more than twice.

               (5)     Form.  Subject to Section 7.5, payment of a Scheduled
Withdrawal shall be made in a single lump sum as soon as practicable after the Scheduled Withdrawal date.

               (6)     Effect of Termination.  A Participant's Scheduled
Withdrawal election shall become void and of no effect upon termination of the Participant's employment with the Company for any reason before the Participant's scheduled withdrawal date. In such event, the distribution provisions of Section 7.1 shall apply.

               (b) Unscheduled Withdrawals. Participants may request a withdrawal of amounts from their Accounts attributable to Compensation deferrals prior to termination of Service (an "Unscheduled Withdrawal") or a Scheduled Withdrawal. Upon receiving an Unscheduled Withdrawal request, the
Retirement Committee shall determine, in its discretion as applied in a uniform and nondiscriminatory manner, whether to permit any such Unscheduled
Withdrawal and the amount, if any, to be withdrawn, subject to the following restrictions:

               (1)     Procedure.  The election to take an Unscheduled
Withdrawal shall be made by filing a form provided by and filed with the Retirement Committee.

               (2) Amount. The amount payable to a Participant in connection with an Unscheduled Withdrawal shall in all cases equal 90% of the amount requested by the Participant or, if lesser, 90% of the Unscheduled
Withdrawal amount approved by the Retirement Committee; provided, however, that the maximum amount payable to a Participant in connection with an Unscheduled Withdrawal shall be 90% of the Distributable Amount as of the Valuation Date immediately preceding the date of the Unscheduled Withdrawal, and provided further, that no portion of the amount attributable to Company contributions pursuant to Section 3.2, if any, shall be eligible for an Unscheduled Withdrawal.

               (3)     Forfeiture.  If a Participant receives an Unscheduled
Withdrawal, the remaining portion of the requested or approved amount, as applicable (i.e., 10% of such amount), shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respect to such forfeited amount. The Company may use the forfeitures to pay
Plan expenses, to reduce future Company contributions, or for any other legal purpose, consistent with the terms of the Trust.

               (4) Suspension of Participation. If a Participant receives an Unscheduled Withdrawal, the Participant shall be ineligible to Participate in the Plan for the balance of the Plan Year in which the Unscheduled
Withdrawal occurs and the following Plan Year.

               (5) Limit on Unscheduled Withdrawals. A Participant shall be limited to two Unscheduled Withdrawals during the entire period of his or her Plan participation.

               (6)     Partial Unscheduled Withdrawals.  An Unscheduled
Withdrawal pursuant to this Section 7.2 of less than 90% of the Participant's
Distributable Amount shall be made pro rata from his or her assumed investments according to the balances in such investments. Subject to the foregoing and subject to the Retirement Committee's approval, payment of any amount with respect to which a Participant has filed a request under this
Section 7.2 shall be made in a single cash lump sum as soon as practicable after the Unscheduled Withdrawal election is approved.

7.3     Unforeseeable Emergency
        _______________________

               The Retirement Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of a Participant's Account because of an Unforeseeable Emergency at any time.
"Unforeseeable Emergency" shall mean an unforeseeable, severe financial condition resulting from (a) a sudden and unexpected illness or accident of the Participant or his or her dependent (as defined in Section 152(a) of the Code); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but which may not be relieved through other available resources of the Participant, as determined by the Retirement Committee in accordance with uniform rules adopted by it. Unless the Retirement Committee, in its discretion, determines otherwise, distribution pursuant to this subsection of less than the Participant's entire interest in the Plan shall be made pro rata from his or her assumed investments according to the balances in such investments. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this subsection shall be made in a single cash lump sum as soon as practicable after the Retirement Committee approves the Participant's request.

7.4     Change of Control
        _________________

       Notwithstanding anything in this Article 7 to the contrary, including, but not limited to, Section 7.5 below, the Distributable Amount shall be paid to each Participant, or to the Beneficiary of each deceased Participant, within 30 days after the date of a Change of Control. Such amount shall be paid in such form as elected by the Participant with respect to a distribution by reason of the Participant's Retirement or, if no such election has been filed, in a lump sum.

7.5     Section 162(m) Limitation
        _________________________

       If the Retirement Committee determines in good faith prior to a Change of Control that there is a reasonable likelihood that all or any portion of any payment of benefits under this Article 7 to a Participant would not be deductible for federal income tax purposes by the Company because of a limitation on the total amount of the Participant's deductible compensation from the Company, including any other such compensation already paid to the Participant earlier in the same fiscal year of the Company, the following shall apply:

               (a) Deferred Payment. Payment of the non-deductible amount shall be deferred until the first day of the following fiscal year of the Company;

               (b) Additional Deferral. If the amount deferred under subsection (a) would exceed the limitation of the total amount of the Participant's deductible compensation from the Company for the following fiscal year, the excess shall be deferred to the first day of the succeeding fiscal year in which the deductibility of compensation paid or payable to the Participant will not be so limited, subject to subsection (c);

               (c) Limit on Deferral. In no event shall any payment be deferred under this Section 7.5 more than three years from the date scheduled for payment under this Section 7;

               (d) Investment Returns. Adjustment for earnings shall continue to be applied under Section 4.1(e) during the period of deferral under this Section 7.5.

7.6     Inability To Locate Participant
        _______________________________

               In the event that the Retirement Committee is unable to locate a Participant or Beneficiary within two years following the Participant's
Distribution Event, the amount allocated to the Participant's Deferral Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit (calculated immediately prior to the forfeiture) shall be reinstated without interest or earnings.

ARTICLE VIII

ADMINISTRATION

8.1     Retirement Committee
        ____________________

               A Retirement Committee shall be appointed by, and serve at the pleasure of, the Board. The number of members comprising the Retirement
Committee shall be determined by the Board, which may from time to time vary the number of members. A member of the Retirement Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Retirement Committee shall be filled promptly by the Board.

8.2     Retirement Committee Action
        ___________________________

               The Retirement Committee shall act at meetings by affirmative vote of a majority of the members of the Retirement Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Retirement Committee and such written consent is filed with the minutes of the proceedings of the Retirement Committee. A member of the Retirement Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The chairman or any other member or members of the Retirement Committee designated by the chairman may execute any certificate or other written direction on behalf of the Retirement Committee.

8.3     Powers and Duties of the Retirement Committee
        _____________________________________________

               (a)     General.  The Retirement Committee, on behalf of the
Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

               (1)     To select the funds to be the Funds in accordance with
Section 3.3 hereof;

               (2) To construe and interpret the terms and provisions of this Plan;

               (3) To amend, modify, suspend or terminate the Plan in accordance with Section 9.4;

               (4) To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries and to direct the Trustee as to the distribution of Plan assets;

               (5) To maintain all records that may be necessary for the administration of the Plan;

               (6) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

               (7) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

               (8) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Retirement Committee may from time to time prescribe.

8.4     Construction and Interpretation
        _______________________________

               The Retirement Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Retirement
Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

8.5     Information
        ___________

               To enable the Retirement Committee to perform its functions, the Company shall supply full and timely information to the Retirement
Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Retirement Committee may reasonably require.

8.6     Compensation, Expenses and Indemnity
        ____________________________________

               (a) The members of the Retirement Committee shall serve without compensation for their services hereunder.

               (b) The Retirement Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

               (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Retirement Committee and each member thereof, the Board and any delegate of the Retirement Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

8.7     Quarterly Statements
        ____________________

               Under procedures established by the Retirement Committee, a Participant shall receive a statement with respect to such Participant's
Account on a quarterly basis.

ARTICLE IX

CLAIMS PROCEDURE

9.1     Submission of Claim.
        ___________________

       Benefits shall be paid in accordance with the provisions of this Plan.
The Participant, or any person claiming through the Participant, ("Claiming
Party") shall make a written request for benefits under this Plan, mailed or delivered to the Retirement Committee. Such claim shall be reviewed by the Retirement Committee or its delegate.

9.2     Denial of Claim.
        _______________

       If a claim for payment of benefits is denied in full or in part, the Retirement Committee or its delegate shall provide a written notice to the Claiming Party within ninety (90) days setting forth: (a) the specific reasons for denial; (b) any additional material or information necessary to perfect the claim; (c) an explanation of why such material or information is necessary; and (d) an explanation of the steps to be taken for a review of the denial. A claim shall be deemed denied if the Retirement Committee or its delegate does not take any action within the aforesaid ninety (90) day period).

9.3     Review of Denied Claim.
        ______________________

       If the Claiming Party desires review of a denied claim, the Claiming
Party shall notify the Retirement Committee or its delegate in writing within sixty (60) days after receipt of the written notice of denial. As part of such written request, the Claiming Party may request a review of the Plan document or other pertinent documents, may submit any written issues and comments, and may request an extension of time for such written submission of issues and comments.

9.4     Decision upon Review of Denied Claim.
        ____________________________________

       The decision on the review of the denied claim shall be rendered by the Retirement Committee within sixty (60) days after receipt of the request for review. The decision shall be in writing and shall state the specific reasons for the decision, including reference to specific provisions of the Plan on which the decision is based.

ARTICLE X

MISCELLANEOUS

10.1     Unsecured General Creditor
         __________________________

               Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The
Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

10.2     Restriction Against Assignment
         ______________________________

               The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Retirement
Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Retirement Committee shall direct.

10.3     Withholding
         ___________

               There shall be deducted from each payment made under the Plan all taxes, which are required to be withheld by the Company in respect to such payment. The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

10.4     Amendment, Modification, Suspension or Termination
         __________________________________________________

               The Retirement Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Account, provided that a termination or suspension of the Plan or any Plan amendment or modification that will significantly increase costs to the Company shall be approved by the Board. In the event that this Plan is terminated, the timing of the disposition of the amounts credited to a Participant's Account shall occur in accordance with Section 7.1, subject to earlier distribution at the discretion of the Retirement Committee.

10.5     Governing Law
         _____________

               This Plan shall be construed, governed and administered in accordance with the laws of the State of Oregon.

10.6     Receipt or Release
         __________________

               Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Retirement Committee and the Company. The Retirement Committee may require such Participant or
Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

10.7     Payments on Behalf of Persons Under Incapacity
         ______________________________________________

               In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Retirement Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Retirement Committee may direct that such payment be made to any person found by the Retirement Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Retirement
Committee and the Company.

10.8     No Employment Rights
         ____________________

               Participation in this Plan shall not confer upon any person any right to be employed by the Company or any other right not expressly provided hereunder.

10.9     Headings, etc.  Not Part of Agreement.
         _____________________________________

               Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

10.10    Tax Liabilities from Plan.
         _________________________

       If, due to a change in applicable law or regulations or enforcement activity by the Internal Revenue Service, all or any portion of a Participant's benefit under this Plan generates a state or federal income tax liability to the Participant prior to receipt, the provision or provisions of the Plan that would generate such taxation shall be considered null and void to the extent, and only to the extent, necessary to avoid the tax liability.
If, notwithstanding the actions taken to avoid the tax liability, a tax liability is generated before a Participant is eligible to receive a Plan benefit, each affected Participant may petition the Retirement Committee for a distribution of funds sufficient to meet such liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such taxation, which liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. At the discretion of the Company, this distribution may or may not include an additional amount to "gross up" the tax liability distribution to include all applicable taxes on the tax liability distribution and the grossed up amount.
If the petition is granted, the tax liability distribution (including gross-up) shall be made as soon as practicable after the date when the Participant's petition is granted. Such a distribution shall reduce the benefits to be paid under Article VII of the Plan.

       IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this _____ day of _______________, 2002.

                                  NIKE, INC.

                                  By:
                                      _________________________
                                  Title:
                                      _________________________